INDEPENDENT AUDITORS' CONSENT



We hereby consent to the use in this Registration Statement on Amendment No. 4 to Form SB-2 of our report dated November 29, 2004, relating to the October 31, 2004 financial statements of Elite Cosmetics, Inc.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ Gately & Associates, LLC
----------------------------
Gately & Associates, LLC.
Altamonte Springs, FL.

January 20, 2006